UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2012

Kratos Defense & Security Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34460	13-3818604
(State or Other Jurisdiction of Incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

4820 Eastgate Mall, San Diego, CA  92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 812-7300

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Amendment to Rights Agreement

On May 14, 2012, in connection with the previously announced firm commitment underwritten public offering of 20,000,000 shares of the common stock (the “Offering”) of Kratos Defense & Security Solutions, Inc. (the “Company”), the Company and Wells Fargo, N.A. (the “Rights Agent”) entered into an amendment (the “Rights Amendment”) to the Rights Agreement, dated as of December 16, 2004 (the “Rights Agreement”), by and between the Company and the Rights Agent, a copy of which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2004. The Rights Agreement has been amended to provide that none of the following entities shall be classified as an “Acquiring Person” (as defined in the Rights Agreement):  Oak Investment Partners IX, L.P., Oak IX Affiliates Fund, L.P., Oak IX Affiliates Fund-A, L.P., Oak X Affiliates Fund, L.P., Oak Investment Partners X, L.P., Oak Investment Partners XIII, L.P. or their Affiliates and Associates (collectively, the “Oak Parties”), subject to certain conditions relating to, among other things, the percentage of shares of Company common stock beneficially owned by any of the Oak Parties not exceeding 25%, continuing and enforceable obligations of the Oak Parties under the Standstill Agreement, dated May 14, 2012, between the Company and the Oak Parties (as defined and more fully described below), the Oak Parties’ substantial and material compliance with the terms of the Standstill Agreement, and approval by the Company’s board of directors of any amendments to the Standstill Agreement.

The foregoing amendment to the definition of “Acquiring Person” under the Rights Agreement removes Massih Tayebi and Masood Tayebi together with their immediate families from the list of persons exempt from the application of such definition thereby making the Rights Agreement, as amended, applicable to Massih Tayebi and Masood Tayebi and their immediate families.

The foregoing summary of the Rights Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Rights Amendment, a copy of which is attached hereto as Exhibit 4.1 and the terms of which are incorporated herein by reference.

Standstill Agreement

The Oak Parties, each of whom are current stockholders of the Company and affiliates of Bandel Carano, a member of the Company’s board of directors, are participating in the Offering.  The Oak Parties are expected to acquire approximately 50% of the shares of common stock being sold in the Offering, excluding any shares that may be sold upon exercise of the overallotment option.  On May 14, 2012, in connection with the acquisition of shares by such stockholders in the Offering, the Company entered into a standstill agreement (the “Standstill Agreement”) with each of the Oak Parties and Mr. Carano restricting the sale or other transfer or pledge of the Company’s common stock held by them.

The Standstill Agreement generally prohibits the Oak Parties, Mr. Carano and their respective affiliates, during any period in which such parties beneficially own in excess of 5% of the Company’s outstanding common stock, from, among other things, directly or indirectly acquiring in excess of 25% or more of the Company’s outstanding common stock, nominating any person (other than Mr. Carano) to the Company’s board of directors, taking any action that might force the Company to make a public announcement regarding the foregoing, or entering into any discussions with any third party with respect to the taking of any action regarding the foregoing; provided, however, that Mr. Carano shall be entitled to receive options, restricted stock units or other equity awards, as such awards may be granted from time to time by the Company, pursuant to the Company’s equity compensation plans as compensation for services rendered as a member of the Company’s board of directors.

The foregoing description of the Standstill Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Standstill Agreement, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)         Exhibits.

4.1	Amendment No. 1 to Rights Agreement, dated May 14, 2012, between Kratos Defense & Security Solutions, Inc. and Wells Fargo, N.A.

10.1

Standstill Agreement, dated May 14, 2012, between Kratos Defense & Security Solutions, Inc., Bandel Carano, Oak Investment Partners IX, L.P., Oak IX Affiliates Fund, L.P., Oak IX Affiliates Fund-A, L.P., Oak X Affiliates Fund, L.P., Oak Investment Partners X, L.P., and Oak Investment Partners XIII, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kratos Defense & Security Solutions, Inc.

By:	/s/ Deborah S. Butera
Deborah S. Butera
Senior Vice President, General Counsel & Secretary/Registered In-House Counsel

Date:  May 14, 2012